Exhibit 8.1
List of certain subsidiaries of Grupo Aeroportuario del Sureste, S.A.B. de C.V.

Name of Subsidiary	Jurisdiction	Ownership Interest

Aeropuerto de Cancún, S.A. de C.V.	Mexico	99.99%

Aeropuerto de Cozumel, S.A. de C.V. (1)	Mexico	99.99%

Aeropuerto de Mérida, S.A. de C.V.	Mexico	99.99%

Aeropuerto de Huatulco, S.A. de C.V. (2)	Mexico	99.99%

Aeropuerto de Oaxaca, S.A. de C.V.	Mexico	99.99%

Aeropuerto de Veracruz, S.A. de C.V. (3)	Mexico	99.99%

Aeropuerto de Villahermosa, S.A. de C.V.	Mexico	99.99%

Aeropuerto de Tapachula, S.A. de C.V. (4)	Mexico	99.99%

Aeropuerto de Minatitlán, S.A. de C.V. (5)	Mexico	99.99%

Servicios Aeroportuarios del Sureste, S.A. de C.V.	Mexico	99.99%

RH Asur, S.A. de C.V.	Mexico	99.99%

(1)	As of January 2005, Aeropuerto de Cancún, S.A. de C.V., has an 18.1% equity participation in this airport.

(2)	As of January 2005, Aeropuerto de Cancún, S.A. de C.V., has a 24.2% equity participation in this airport.

(3)	As of January 2005, Aeropuerto de Cancún, S.A. de C.V., has an 8.9% equity participation in this airport.

(4)	As of January 2005, Aeropuerto de Cancún, S.A. de C.V., has a 30.0% equity participation in this airport.

(5)	As of October 2007, Aeropuerto de Cancún, S.A. de C.V., has a 23.4% equity participation in this airport.